UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 31, 2013

CULLEN/FROST BANKERS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-13221	74-1751768
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 West Houston Street, San Antonio, Texas	78205
(Address of Principal Executive Offices)	(Zip Code)

(210) 220-4011

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events.

Cullen/Frost Bankers, Inc. (“Cullen/Frost”) is filing this Current Report on Form 8-K (i) to provide a current description of its capital stock and (ii) to disclose the effect of adopting a new accounting pronouncement.

Capital Stock

The following description summarizes the material terms of the capital stock of Cullen/Frost. It does not describe every right, term or condition of owning Cullen/Frost’s capital stock. For a complete description, refer to the Cullen/Frost’s restated certificate of formation and amended and restated bylaws and any applicable provisions of relevant law.

General

Pursuant to Cullen/Frost’s restated certificate of formation, Cullen/Frost’s authorized capital stock consists of 210,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.

Because Cullen/Frost is a holding company, the rights of Cullen/Frost to participate in any distribution of assets of any subsidiary upon its liquidation or otherwise (and thus the ability of Cullen/Frost’s shareholders to benefit indirectly from such distribution) would be subject to the prior claims of depositors and other creditors of that subsidiary, except to the extent that Cullen/Frost itself may be a creditor of that subsidiary with recognized claims.

Common Stock

Dividends. The holders of Cullen/Frost common stock are entitled to share ratably in dividends when and if declared by the Cullen/Frost board of directors from funds legally available for the dividends.

Voting Rights. Each holder of Cullen/Frost common stock has one vote for each share held on matters presented for consideration by the shareholders. Directors are elected by a plurality of the shareholder votes cast. The restated certificate of formation and the amended and restated bylaws prohibit any shareholder from cumulating his votes in any election of directors or for any other purpose.

Preemptive Rights. The holders of Cullen/Frost common stock have no preemptive rights to acquire any additional shares of Cullen/Frost common stock.

Issuance of Stock. The Cullen/Frost restated certificate of formation and Texas law authorize the Cullen/Frost board of directors to authorize the issuance of shares of Cullen/Frost common stock and Cullen/Frost preferred stock without shareholder approval. However, because Cullen/Frost’s common stock is listed on the New York Stock Exchange, under certain circumstances shareholder approval is required to issue additional shares of Cullen/Frost common stock.

Liquidation Rights. In the event of liquidation, dissolution or winding-up of Cullen/Frost, whether voluntary or involuntary, the holders of Cullen/Frost common stock will be entitled to share ratably in any of its assets or funds that are available for distribution to its shareholders after the satisfaction of its liabilities (or after adequate provision is made therefor) and after preferences of any outstanding Cullen/Frost preferred stock. Cullen/Frost common stock is neither redeemable nor convertible into another security of Cullen/Frost.

Preferred Stock

The Cullen/Frost restated certificate of formation authorizes the Cullen/Frost board of directors to divide the preferred stock into series and to fix and determine the relative rights and preferences of the shares of any series and to provide for the issuance of the preferred stock without shareholder approval. If and when shares of any series of Cullen/Frost preferred stock are issued, the holders of the shares of such Cullen/Frost preferred stock may have a preference over holders of Cullen/Frost common stock in the payment of dividends, upon liquidation of Cullen/Frost, in respect of voting rights and in the redemption of the capital stock of Cullen/Frost.

Certain Anti-Takeover Matters

Cullen/Frost’s amended and restated certificate of formation and restated bylaws include a number of provisions, including certain of the provisions described above, that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the board of directors rather than pursue non-negotiated takeover attempts. These provisions include the following:

Advance Notice Requirements. The restated bylaws establish advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of shareholders of Cullen/Frost. These procedures provide that notice of such shareholder proposals must be timely given in writing to the Secretary of Cullen/Frost prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received not less than 60 days nor more than 90 days prior to the date of the meeting. The notice must contain certain information specified in the restated bylaws.

Limitation on Ability of Shareholders to Call Special Meetings. The restated bylaws provide procedures pursuant to which holders of record of not less than 10% of the voting power of outstanding shares of the common stock may call a special meeting of shareholders.

No Written Consent of Shareholders. The amended and restated certificate of formation and restated bylaws do not permit the shareholders to act by written consent without a meeting.

Amendment of Bylaws. The restated bylaws require the approval of either a majority of the board of directors or the vote of the holders of three-quarters of the outstanding shares entitled to vote thereon.

Removal of Directors. In order for any director to be removed, the restated bylaws require the vote of the holders of two-thirds of the shares then entitled to vote for the election of directors.

Other Comprehensive Income

During 2012, Cullen/Frost adopted Accounting Standards Update (“ASU”) 2011-05, Presentation of Comprehensive Income (ASU 2011-05) and ASU 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05 (ASU 2011-12). The provisions of these updates were applicable to Cullen/Frost’s financial statements on a retrospective basis for all periods reported in financial statements issued for periods beginning after December 31, 2011. In lieu of revising previously issued annual financial statements to the Annual Report on Form 10-K for the year ended December 31, 2011 (“2011 Form 10-K”), information regarding other comprehensive income is presented below.

The following table presents the retrospective application of ASU-2011-05, as revised by ASU-2011-12, for each of the years ended December 31, 2011, 2010 and 2009 and should be read in conjunction with Cullen/Frost’s 2011 Form 10-K:

	Year Ended December 31,
	2011	2010	2009
Net income	$217,535	$208,764	$179,034

Other comprehensive income (loss), before tax:
Securities available for sale:
Change in net unrealized gain/loss during the period	208,015	(21,568)	80,397
Reclassification adjustment for net (gains) losses included in net income	(6,414)	(6)	1,260

Total securities available for sale	201,601	(21,574)	81,657

Defined-benefit post-retirement benefit plans:
Change in the net actuarial gain/loss	(22,463)	(887)	12,173

Derivatives:
Change in the accumulated gain/loss on effective cash flow hedge derivatives	(2,321)	61,553	(5,260)
Reclassification adjustments for (gains) losses included in net income:
Interest rate swaps on variable-rate loans	(37,380)	(43,389)	(51,377)
Interest rate swap on junior subordinated deferrable interest debentures	4,386	4,367	3,595
Interest rate swaps on Federal Home Loan Bank advances	—	—	(14,772)

Total derivatives	(35,315)	22,531	(67,814)

Other comprehensive income (loss), before tax	143,823	70	26,016
Deferred tax expense (benefit) related to other comprehensive income	50,339	25	9,105

Other comprehensive income (loss), net of tax	93,484	45	16,911

Comprehensive income	$311,019	$208,809	$195,945

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CULLEN/FROST BANKERS, INC.

Date: January 31, 2013	By:	/s/ Phillip D. Green
	Name:	Phillip D. Green
	Title:	Group Executive Vice President
and Chief Financial Officer